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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-11307 and 333-11277) of RemedyTemp, Inc. of our report dated November 15, 1996 appearing on page F-2 of this Form 10-K.



Price Waterhouse LLP
Costa Mesa, California
December 20, 1996